EXHIBIT H.1

List of Wind Turbine Coordinates

Turbine ID	Zone	Easting (m) NAD83	Northing (m) NAD83
V01	15	472504	4800093
V02	15	472905	4800117
V03	15	473413	4800084
V04	15	473848	4800097
V05	15	474270	4799884
V06	15	474656	4799885
V07	15	474950	4799916
V08	15	475384	4799925
V09	15	475810	4800103
V10	15	476261	4800104
V11	15	476663	4800105
V12	15	476974	4800083
V13	15	474221	4800979
V14	15	474592	4800928
V15	15	474997	4800927
V16	15	475481	4800995
V17	15	475860	4800926
V18	15	476230	4800926

Exhibit G

Site Plan

Note: Locations of Crane Pads are as set forth in Exhibit H.1; Access Road locations and specifications to be provided pursuant to Exhibit G.2.

Exhibit H.3

Project Site Description

Property #1

West Half (W 1/2) of the Southwest Quarter (SW 1/4) of Section 21, and the West Half (W 1/2) of the Northwest Quarter (NW 1/4) of Section 28, all in Township 99 North, Range 21, West of the 5th P.M. Worth County, Iowa,

EXCEPT:

The North 561.00 feet of the East 444.00 feet of the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section Twenty-one (21); township Ninety-nine (99); Range Twenty-one West (R 21 W) of the 5th Prime Meridian, Worth County, Iowa containing 5.72 acres more or ess which includes 0.34 acres of existing public right of way.

Property #2

The West Half (W 1/2) of the Southeast Quarter (SE 1/4) and the East Half (E 1/2) of the Southwest Quarter (SW 1/4) of Section Twenty-one (21), and the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section Twenty-eight (28), all in Township Ninety-nine (99) North, of Range Twenty-one (21), West of the 5th P.M.

EXCEPT:

A parcel of land located in the Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) and the Northwest Quarter (NW 1/4) of the Southeast Quarter (SE 1/4), all in Section Twenty-one (21), in Township Ninety-nine (99) North, of Range Twenty-one (21) West of the 5th P.M., Worth County, Iowa, more particularly described as follows:  Beginning at the center of said Section Twenty-one (21); thence S 90 degrees 00' E Four Hundred Seventy-two and Seven-tenths (472.7) feet along the North line of the Northwest Quarter (NW 1/4) of the Southeast Quarter (SE 1/4); thence S 0 degrees 00' E Three Hundred Eighty-two and Nine-tenths (382.9) feet; thence N 86 degrees 21' W One Hundred Nineteen and Two-tenths (119.2) feet; thence S 0 degrees 00' E Three Hundred Eighty-two and Six-tenths (382.6) feet; thence N 89 degrees 12' W Five Hundred Two and Four-tenths (502.4) feet; thence N 0 degrees 21' W Seven Hundred Sixty-six and Three-tenths (766.3) feet to the North line of the Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4); thence S 89 degrees 56' E One Hundred Fifty-three and Four-tenths (153.4) feet along said North line to the point of beginning.

Property #3

East One-half (E 1/2) of Southeast Quarter (SE 1/4) of Section Twenty-one (21) all in Township Ninety-nine (99) North, Range Twenty-one (21), West of the 5th P.M., Worth County, Iowa.

Property #4

North East Quarter (NE 1/4) of Section Twenty-eight (28), Township Ninety-nine (99) North, Range Twenty-one (21), West of the Fifth P.M.

Property #9

Southwest Quarter (SW 1/4) and the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4), Section 28, Township 99 North, Range 21 West of the 5th P.M., Worth County, Iowa.

Property #10

The West One-half (W 1/2) of the Southeast Quarter (SE 1/4) of Section Twenty-eight (28) Township Ninety-nine (99) North of Range Twenty-one (21) West of the 5th P.M., Worth County, Iowa.

Property #11

The West Half (W½) of Southwest Quarter (SW¼) of Section Twenty-seven (27), and East One-half (E½) of Southeast Quarter (SE¼) of Section Twenty-eight (28), all in Township Ninety-nine (99) North, of Range Twenty-one (21), West of the 5th P.M., Worth County, Iowa, except parcel of land situated in the Southeast Corner of the Southeast Quarter, of Section Twenty-eight (28), Township Ninety-nine (99) North, of Range Twenty-one (21), West of the 5th P.M., and more particularly described as follows, to-wit:  Commencing at a point 2 rods North and 1½ rods West of the Southeast Corner of Section 28, and running thence North 11½ rods; thence West 14 rods; thence South 11½ rods; and thence 14 rods to place of beginning, also excepting therefrom A parcel of land located in the E½ of the SE ¼ of Section 28, Township 99 North, Range 21 West of the 5th P.M., Worth County, Iowa, more particularly described as follows:  Commencing at the E ¼ Corner of said Section 28, thence South 1273.3 feet along the East line of the SE ¼ of said Section 28 to the point of beginning, thence S 88° 46' W 490.5 feet, thence North 105.0 feet, thence West 845.9 feet to the West line of said E½-SE¼, thence S 0° 52' 30" E 748.4 feet along said West line, thence East 834.5 feet, thence North 593.3 feet, thence N 88° 46' E 490.5 feet to said East line, thence North 50.0 feet along said East line to the point of beginning, containing 15.00 Acres of which 0.05 Acres is in county road easement.  The East line of the SE¼ of Section 28-99-21 is assumed to bear North and South.

Property #12

The West One-half (W 1/2) of the Southeast Quarter (SE 1/4); and the East One-half (E 1/2) of the Southwest Quarter (SW 1/4) of Section Twenty-Seven (27) in Township Ninety-nine (99) North, of Range Twenty-one (21), West of the 5th P.M., Worth County, Iowa.

Property #13

Northeast Quarter of the Southeast Quarter of Section 27, Township 99 North, Range 21 West,

Southeast Quarter of the Southeast Quarter except the church in Southeast corner of Section 27, Township 99 North, Range 21 West,

Said church site described as follows:  Beginning at the Southeast corner of Southeast Quarter, thence W 12 rods; thence North 27 rods; thence East 12 rods; thence South 27 rods to the point of beginning,

Also excepting a parcel of land commencing at a point twelve (12) rods West of the Southeast Corner of Section 27, township 99, Range 21; thence 27 rods North, thence 58 feet West, thence 27 rods South, thence 58 feet East, to point of beginning,

Also excepting a parcel of land commencing at a point 12 rods and 58' west of the Southeast corner of Section 27, Township 99, Range 21, West of the 5th P.M.; thence North 27 rods; thence West 19 feet; thence South 27 rods; thence East 19 feet to the point of beginning.

Also excepting a parcel of land commencing at a point 16 rods and 11 feet west of the Southeast corner of section 27, Township 99, Range 21; thence North 27 rods; thence West 22 feet; thence South 27 rods; thence East 22 feet to point of beginning,

Also excepting a parcel of land commencing at a point 297 feet West of the Southeast corner of Section 27, Township 99, Range 21; thence West on the section line 42 feet; thence North 656.5 feet; thence East 339 feet to the East section line; thence South on the east section line 211 feet; thence West 297 feet; thence South 445.5 feet to the place of beginning, containing 2.07 acres more or less,

Also excepting therefrom all that part of the Southeast Quarter of the Southeast Quarter of Section 27, Township 99 North, Range 21 West, lying South of the centerline of Worth County Road A-38 (also known as 410th Street).

Property #20

The Southwest Quarter (SW 1/4) except the West Four and One-Half (4-1/2) rods of the South Forty-Five (45) rods thereof; and the South Half (S 1/2) of South Half (S 1/2) of Northwest Quarter (NW 1/4); of Section Twenty-six (26), in Township Ninety-nine (99) North, of Range Twenty-one (21), West of the 5th P.M., Worth County, Iowa.

Exhibit H.4

Climatic Data Sheet

Climatic Conditions

Client		Site
Name	Madison Gas & Electric Co.	Name	Top of Iowa 3
Address 1	P. O. Box 1231	Latitude	N43 21' 38.88"
Address 2	Madison, WI 53701-1231	Longitude	W93 17' 54.18"
Country	USA	Datum	WGS84
Phone no.	608-252-4748	WTG model	V82
Fax no.	608-252-7098	Hub height [m]	80
E-mail	gbollom@mge.com	No. of WTGs	18

Parameter	Symbol	Site Avg(1)	Site Max(2)	Unit

Normal wind conditions(3) (annual)
Measurement period for conditions	-	4/27/2001 to present		-
Height for conditions	m.a.g.l.	80	80	m
Weibull scale parameter	A	8.7	8.8	m/s
Weibull shape parameter	k	2.2	2.4	-
Mean wind speed	V	7.7	7.8	m/s
Mean ambient turbulence intensity(4)	TI	0,116	0.116%
Mean ambient turbulence intensity at 15m/s	TI15	0.112	0.112%
Standard deviation of TI at 15m/s	s15	0.021	0.021%
Mean air density	r	1.20	1.20	kg/m3
Exponential wind shear coefficient(5)	a	0.22	0.22	-

Extreme wind conditions(3) (50 yr return period)
Measurement period for conditions	-	4/27/2001 to present	-
Height for conditions	m.a.g.l.	80	m
Max 10 min. mean wind speed	V10min	35	m/s
Max 3 sec. gust wind speed	V3sec	40	m/s

Environmental conditions
Measurement period for conditions	-	to	-
Mean annual ambient temperature	T	7.2	deg. C
Extreme minimum ambient temperature	Tmin	-40	deg. C
Extreme maximum ambient temperature	Tmax	40	deg. C
Days of temperature above 40°C	-	0	days/yr
Days of temperature below -20°C	-	10	days/yr
Days with ice buildup	-	4	days/yr
Mean relative humidity	RH	70%
Salt spray present	-	yes no	-
Lightning density	-	2-4	Strikes/km2/yr

Topographic conditions
Height above sea level	m.a.s.l.	380 to 395	m
Max terrain slope in 100m radius of WTG(s)	-	6	deg.
Mean roughness length	z0	0.67	m

Layout conditions
Distance between individual WTGs in a row	Lin-row	410	m
Distance between individual rows	Lrow	574	m

		Wind rose(3)			Turbulence rose
Height for conditions		m.a.g.l	80	m	m.a.g.l	50	m

Sector	Degrees	A	k	Freq [%]	TI	TI15	s15
1	0	6.8	2.44	7.9	0.125	0.118	0.016
2	30	6.4	2.42	4.6	0.128	0.102	0.009
3	60	7.0	2.31	4.6	0.118	0.106	0.013
4	90	7.7	2.46	5.1	0.111	0.097	0.012
5	120	7.6	2.23	7.3	0.116	0.119	0.023
6	150	8.7	2.7	12.1	0.116	0.111	0.021
7	180	9.3	3	12.5	0.098	0.099	0.018
8	210	8.9	2.5	7.8	0.104	0.105	0.019
9	240	8.3	2.54	5.7	0.110	0.122	0.033
10	270	8.5	2.37	6.4	0.106	0.112	0.024
11	300	9.7	2.46	12.5	0.104	0.110	0.019
12	330	9.2	2.7	13.5	0.115	0.117	0.017

In addition to the above the following shall be supplied:

Site layout coordinates and datum in .txt or .xls format.

Site digital contour map; contour equidistance max 20m, preferably < 10m (not required for US sites).

In addition to the above the following may be requested (attach if available):

Min, max and mean turbulence as a function of wind speed and wind direction (e.g. a plot).

Min, max and mean wind shear as a function of wind speed and wind direction (e.g. a plot).

Notes:

(1) Average conditions for all WTGs on site for contractual purposes. If not available for preliminary assessment purposes use measured conditions.

(2) Conditions for most energetic WTG on site for contractual purposes. If not available for preliminary assessment purposes leave blank.

(3) Shall be hub height for contractual purposes. Can be measurement height for preliminary assessment purposes.

(4)

(5)

Exhibit H.5

Grid Connection Form

1.

Purpose of the Document

The purpose of this document is to provide Vestas salesmen, wind project developers and other people working with grid connection of wind farms with information about the electrical grid, to which a given wind farm is to be connected.

The questionnaire must be filled in by the customer or the power station and handed over to Vestas, preferably in the early phase of the project development. The information given in the form is necessary for the general assessment of:

-

Operation of wind farms with Vestas wind turbines in parallel with a given electrical grid.

-

Power quality issues.

-

Compatibility with existing codes and other documents related to the connection of wind farms to electrical systems.

2.

Definitions and Clarifications of Items in the Grid Connection Form Part A

Part A

Questions in part A of the questionnaire are related to the conditions of the existing grid before wind turbines are connected. Power of Common Coupling (PCC) is defined as point of a power supply network, electrically nearest to a given wind farm, at which other loads are or may be connected.

1.

Nominal Grid Voltage (Un): Nominal voltage of the electrical system at PCC.

2.

Short-circuit level at PCC: Short-circuit apparent power, Sk, defined by the nominal voltage, Un, and short-circuit impedance Zk. Maximum value corresponds to normal operating structure of the electrical system, minimum value to unusual system structure, when Sk has minimum possible value.

3.

Network short-circuit resistance at PCC.

4.

X: Network short-circuit reactance at PCC.

5.

Permitted voltage variations at PCC during normal operation of the grid: Minimum and maximum expected deviation from nominal value of the voltage at PCC.

6.

Maximum expected voltage unbalance at PCC during normal operation of the grid: Voltage unbalance defined as relative value of negative phase voltage component, expressed in percentage of positive voltage component.

7.

Expected frequency variations at PCC during normal operation of the grid: Minimum and maximum expected deviation from nominal value of frequency at PCC.

8.

Harmonic content at PCC during normal operation of the grid: Maximum expected values of individual harmonics and THD value on the grid, at PCC.

Part B

Requirements to wind turbines when they operate on the grid - in case of normal operation of the grid:

9.

Permitted harmonics emission from the wind turbine: Maximum expected values of individual harmonics and THD value coming from wind turbine at PCC.

10.

Permitted flicker emission level from WT: Permitted Pst and Plt values as defined in IEC 61400 - 21.

11.

Permitted voltage rise at PCC: Maximum permitted voltage rise at PCC caused by normal operation of wind turbines.

12.

Requirements regarding power factor control of wind turbines: Vestas wind turbines can operate with different power factor values, or in some specific modes of operation related to power factor control. Any requirements related to resulting power factor on wind turbine or wind farm should be described here.

13.

Requirements regarding active power control: Vestas wind turbines can operate in special modes in which the active power output is controlled in a specific way by an external power reference. (For instance, limitation of power output under nominal value). Here, any requirements for controlling active power output from individual wind turbines or whole wind farms must be described.

14.

Requirements regarding reactive power control: Different modes of reactive power control from Vestas wind turbines are possible. Any specific requirements for reactive power control of the wind turbine or the wind farm must be described here.

15.

Requirements regarding models of wind turbines for grid simulation: Vestas has models of wind turbines that can be used for PSS/E simulation of wind turbine operation on the grid. On request, models can be delivered against a signed confidentiality agreement. Write here if a PSS/E model is requested and any information related to the modelling of wind turbines.

Part C

Requirements to wind turbines in case of fault on the grid.

16.

Expected behaviour of wind turbine in case of fault on the grid: In case of fault on the grid when voltage exceeds permitted values, the generator of a standard wind turbine will be disconnected and the wind turbine will stop. The wind turbine automatically restarts after the voltage on the grid has been within the limits for definite time (10 minutes). Wind turbines with Fault Ride Through option will not disconnect the generator during the fault (voltage deep), but will continue to operate for a certain time and under certain conditions. After the voltage is recovered, the wind turbine will re-establish normal operation and in that way support recovery of the electrical system after the fault.

If a wind turbine with fault ride through option is chosen, there can be some specific requirements for wind turbine behaviour during the fault period (e.g. reactive current injection). These requirements are dealt with in questions 17-18.

17.

Any requirements regarding active power control of the wind turbine during fault on the grid and after fault period must be described here.

18.

Requirements regarding reactive power control of the wind turbine during fault on the grid and during an after-fault period, if any, must be described here.

19.

Expected voltage change during fault and after-fault period: It is necessary here to describe the characteristic shape of voltage disturbance during the fault that the wind turbine must withstand without disconnection. It can be described or shown as a drawing.

20.

Maximum expected frequency changes during system disturbances. Amount and maximum ratio of frequency changes (Hz/sec): Maximum variation of frequency during system disturbances must be stated. Electrical code or other documentation related to the connection of the wind turbine: Relevant documents must be mentioned here.